    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1999.


                                                      REGISTRATION NO. 333-75795
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ABOVENET COMMUNICATIONS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN OUR CHARTER)

            DELAWARE                           4813                          77-0424796
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                     50 W. SAN FERNANDO STREET, SUITE #1010
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 367-6666
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  SHERMAN TUAN
                            CHIEF EXECUTIVE OFFICER
                     50 W. SAN FERNANDO STREET, SUITE #1010
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 367-6666
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

             CARLA S. NEWELL, ESQ.                            JORGE DEL CALVO, ESQ.
              BENNETT L. YEE, ESQ.                            STANTON D. WONG, ESQ.
             ALLISON M. WING, ESQ.                         GABRIELLA A. LOMBARDI, ESQ.
              TODD W. SMITH, ESQ.                          CHRISTINE F. NAKAGAWA, ESQ.
            GUNDERSON DETTMER STOUGH                      PILLSBURY MADISON & SUTRO LLP
      VILLENEUVE FRANKLIN & HACHIGIAN, LLP                     2550 HANOVER STREET
             155 CONSTITUTION DRIVE                            PALO ALTO, CA 94304
              MENLO PARK, CA 94025                                (650) 233-4500
                 (650) 321-2400

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee........................................   $158,000
NASD filing fee.............................................     30,500
Nasdaq National Market listing fee..........................     50,000
Printing and shipping fees..................................    150,000
Legal fees and expenses.....................................    275,000
Accounting fees and expenses................................    200,000
Blue Sky qualification fees and expenses....................      5,000
Transfer agent and registrar fees...........................     10,000
Miscellaneous fees..........................................     21,500
                                                               --------
          Total.............................................   $900,000
                                                               ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of our directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to us and our stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts of omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with our officers and directors, a form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is made to Section 7 of the Underwriting Agreement filed as Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since March 8, 1996, the Registrant's predecessor company has issued and sold the following securities (which numbers do not reflect either the 1 for 2.5 exchange effected in connection with our reincorporation into Delaware, the 1 for 1.6 reverse stock split effected in December 1998 or the 2 for 1 stock split to be effected May 7, 1999).

 (1) On August 28, 1996, Registrant sold and issued an aggregate of 4,100,000 shares of Series A preferred stock, at a purchase price of $0.10 per share, for cash in the aggregate amount of $410,000 to a group of investors pursuant to a Series A preferred stock Purchase Agreement.

 (2) On March 14, 1997, Registrant sold and issued an aggregate of 2,000,000 shares of Series B preferred stock, at a purchase price of $0.30 per share, for cash in the aggregate of $600,000 to a group of investors pursuant to a Series B preferred stock Purchase Agreement.

 (3) On April 30, 1997, Registrant terminated a joint venture agreement with DSK, Inc. by issuing 2,000,000 shares of Series B preferred stock.

 (4) On August 7, 1997, Registrant issued promissory notes in the principal amount of $989,000 and warrants to acquire 1,979,804 shares of Series B preferred stock at $0.50 per share. On December 31, 1997, Registrant entered into exchange agreements with the noteholders. Pursuant to the exchange agreements, the above notes, accrued interest of $21,200 and the related warrants were exchanged for (i) 2,527,640 shares of Series B preferred stock and (ii) warrants to acquire 494,951 shares of Series B preferred stock at $0.50 per share.

 (5) On May 11, 1998, Registrant sold and issued an aggregate of 8,012,000 shares of Series C preferred stock, at a weighted-average purchase price of $0.48 per share, for cash in the aggregate amount of $3,882,400 to a group of investors pursuant to a Series C preferred stock Purchase Agreement.

 (6) On June 30, 1998, Registrant issued promissory notes, in the principal amount of $7,000,000, convertible into Series D preferred stock (the "Series D Notes") to a group of investors pursuant to a Note Purchase Agreement. On July 15, 1998, Registrant sold and issued an aggregate of 8,461,538 shares of Series D preferred stock, at a purchase price of $1.30 per share, for cash and cancellation of indebtedness in the aggregate amount of $10,999,999.40 to a group of investors pursuant to a Series D preferred stock Purchase Agreement. All of the Series D Notes were converted into shares of Series D preferred stock on July 15, 1998.

 (7) On September 4, 1998, Registrant sold and issued an aggregate of 1,628,000 shares of Series E preferred stock, at a purchase price of $2.50 per share, for cash in the aggregate amount of $4,070,000 to a group of investors pursuant to a Series E preferred stock Purchase Agreement. In addition, the Registrant issued 7,100 shares of Series E Preferred in consideration for placement agent services.

 (8) As of October 31, 1998, Registrant has sold and issued 2,086,482 shares of our common stock for an aggregate purchase price of $68,288 to employees, directors and consultants pursuant to direct issuances and to exercises of options under our 1996 and 1997 Stock Option Plans and non-plan options.

 (9) During May 1998, Registrant issued warrants for 15,000 shares of common stock, with an exercise price of $.50 per share, to Jerry Weissman at Power Presentations for services to the Company. During the same time period, Registrant issued warrants for 24,375 shares of common stock, with an exercise price of $1.00 per share, to DEF Public Relations, Heidrich & Struggles and Greg Moyer at Flying Beyond for services to us.

(10) During May 1998, Registrant issued warrants, in connection with various financing arrangements, to purchase 90,000 shares of common stock, with a weighted-average exercise price of $1.15 per share to Transamerica and 5,000 warrants of Series D preferred stock, with an exercise price of $1.00 per share to Silicon Valley Bank.

(11) In July 1998, Registrant sold and issued warrants for 35,000 shares of our common stock, at an exercise price of $1.30 per share, to Primus Technology for services in connection with developing Registrant's Asian business opportunities. During the same time period, Registrant issued warrants for 10,000 shares of common stock, at a purchase price of $1.30 per share, for cash in the aggregate amount of $500 to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

(12) In September 1998, Registrant issued warrants to purchase 100,000 shares of common stock in connection with a financing arrangement, to TransAmerica Business Credit Corporation. The exercise price for 50,000 shares is equal to $2.50 per share and the exercise price for the remaining 50,000 shares is equal to 80% of the price of this offering or, if this offering is not completed, 80% of the price of the next equity financing.

(13) In October 1998, we issued warrants with an exercise price equal to $4.00 per share to purchase 26,250 shares to various consultants in connection with the construction of our new Internet service exchange.

(14) In December 1998, we issued a warrant to purchase 100,000 shares of common stock in connection with a real estate lease to Forest City Enterprises, L.L.C. at an exercise price of $10.00 per share (the share numbers and exercise price reflect the exchange and reverse stock split).

(15) In November 1998, David K. Small exercised options to purchase 15,625 shares of our common stock for an aggregate purchase price of $1,875 (the share numbers and exercise price reflect the exchange and reverse stock split).

The sale of the above securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or transactions pursuant to compensation benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and now with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits


  EXHIBIT NO.                          DESCRIPTION
  -----------                          -----------
   1.1(5)      Form of Underwriting Agreement.
   3.1(1)      Third Amended and Restated Certificate of Incorporation.
   3.5(1)      Bylaws of Registrant.
   4.2(1)      Form of Registrant's Common Stock Certificate.
   4.3(1)      Amended and Restated Investors' Rights Agreement dated
               September 4, 1998.
   4.4(a)(1)   Stock Subscription Warrant No. 1 to purchase shares of
               Common Stock of Registrant issued to Transamerica Business
               Credit Corporation.
   4.4(b)(1)   Stock Subscription Warrant No. 2 to purchase shares of
               Common Stock of Registrant issued to Transamerica Business
               Credit Corporation.
   4.4(c)(1)   Stock Subscription Warrant No. 3 to purchase shares of
               Common Stock of Registrant issued to Transamerica Business
               Credit Corporation (see Exhibit No. 10.28).
   4.4(d)(1)   Stock Subscription Warrant No. 4 to purchase shares of
               Common Stock of Registrant issued to Transamerica Business
               Credit Corporation (see Exhibit No. 10.28).
   4.5(1)      Warrants to purchase shares of Series D Preferred Stock of
               Registrant issued to Silicon Valley Bank.
   4.6(1)      Form of Warrant to purchase shares of Common Stock of
               Registrant.
   5.1(5)      Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
               Hachigian, LLP ("Gunderson Dettmer").
  10.1(1)      Form of Indemnification Agreement entered into by Registrant with each of our directors and executive officers.
  10.2(1)      1996 Stock Option Plan.

  EXHIBIT NO.                          DESCRIPTION
  -----------                          -----------
  10.3(1)      1997 Stock Option Plan.
  10.4(1)      1998 Stock Incentive Plan.
  10.5(1)      1998 Employee Stock Purchase Plan.
  10.6(1)      Employment Agreement between Registrant and Warren J.
               Kaplan.
  10.7(1)      Employment Agreement between Registrant and Sherman Tuan.
  10.8(1)      Employment Agreement between Registrant and David Rand.
  10.9(1)      Stock Option Agreement between Registrant and Warren J.
               Kaplan.
  10.10(1)     Technology Agreement between Registrant and David Rand.
  10.11(1)     Lease Equipment Agreement between Registrant and Cisco
               Systems Capital Corporation.
  10.12(1)     Loan and Security Agreement between Registrant and Silicon
               Valley Bank.
  10.13(1)     Master Loan and Security Agreements between Registrant and
               Transamerica Business Credit Corporation.
  10.14(1)     Promissory Note by Registrant to Transamerica Business
               Credit Corporation.
  10.15(1)     Office Lease between 50 West San Fernando Associates and
               Registrant dated May 15, 1996 (San Jose Office, 10th Floor).
  10.16(1)     First Amendment to Lease Agreement between 50 West San
               Fernando Associates and Registrant, dated December 12, 1996
               (San Jose Office, 10th Floor).
  10.17(1)     Second Amendment to Lease between 50 West San Fernando
               Associates and Registrant, dated February 23, 1998 (San Jose
               Office, 10th Floor).
  10.18(1)     Office Lease between 50 West San Fernando Associates and
               Registrant, dated May 15, 1996 (San Jose Office, 18th
               Floor).
  10.19(1)     First Amendment to Lease Agreement between 50 West San
               Fernando Associates and Registrant, dated December 12, 1996
               (San Jose Office, 18th Floor).
  10.20(1)     Second Amendment to Lease between 50 West San Fernando
               Associates and Registrant, dated February 24, 1998 (San Jose
               Office, 18th Floor).
  10.21(1)     Consent of Landlord between Registrant and Halcyon Software
               California Inc., dated March 31, 1998 (San Jose Office,
               Suite 1012).
  10.22(1)     Consent of Landlord between 50 West San Fernando Associates and KPMG Peat Marwick LLP, dated April 6, 1998 and April 12,
               1998 (Registrant sublease from KPMG Peat Marwick LLP, San
               Jose Office, 10th Floor).
  10.23(1)     Sublease between KPMG Peat Marwick (USA) LLP and Registrant, dated March 13, 1998 (Registrant sublease from KPMG Peat
               Marwick LLP (USA), San Jose Office, 10th Floor).
  10.24(1)     Deed of Lease between Gosnell Properties, Inc. and
               Registrant dated September 3, 1997 (Suite B-290, Vienna,
               VA/"D.C.").
  10.25(1)     Deed of Lease between Gosnell Properties, Inc. and
               Registrant dated January 30, 1998 (Suite 110, Vienna,
               VA/"D.C.").
  10.26(1)     Network Access Agreement between Goodnet and Registrant
               dated June 11, 1996.
  10.27(1)(3)  Fiber Optic Private Network Agreement Product Order between
               Metromedia Fiber Network Services, Inc. and Registrant,
               dated September 1, 1998.
  10.28(1)     Amended and Restated Master Loan and Security Agreement
               between Registrant and Transamerica Business Credit
               Corporation.
  10.29(1)     Loan Modification Agreement between Registrant and Silicon
               Valley Bank dated as of October 26, 1998.
  10.30(1)     Lease by and between F.C. Pavilion, L.L.C. and Registrant
               dated as of December 4, 1998.
  10.31(2)(3)  Atlantic Crossing/AC-1 Submarine Cable System Capacity
               Purchase Agreement, dated December 23, 1998, by and between
               Atlantic Crossing LTD, a Bermuda corporation, and AboveNet.

  EXHIBIT NO.                          DESCRIPTION
  -----------                          -----------
  10.32(2)(3)  Atlantic Crossing/AC-1 Submarine Cable System Capacity
               Indefeasible Right of Use Agreement in Inland Capacity
               (United Kingdom), dated December 23, 1998, by and between GT
               U.K. LTD and AboveNet.
  10.33(2)(3)  Atlantic Crossing/AC-1 Submarine Cable System Indefeasible
               Right of Use 1.1 Agreement in Inland Capacity (United
               States), dated December 23, 1998, by and between GT U.K. LTD and AboveNet.
  10.34(4)     Letter Agreement by and between Global Crossing Ltd. and
               Registrant, dated March 23, 1999.
  10.35(5)     Agreement of Lease between 111 Eighth Avenue LLC and
               Registrant, dated January, 1999 (Registrant lease from 111
               Eighth Avenue LLC portion of 2nd Floor, 111 Eighth Ave., New
               York, NY).
  10.36(4)(5)  Shareholders Agreement by and between Raiffeisen
               Rechenzentrum Ges. m.b.H and Registrant, dated March 8,
               1999.
  10.37(4)(5)  Cooperation Agreement, by and between Registrant and
               AboveNet Deutschland GmbH, dated March 25, 1999.
  10.38(4)(5)  Shareholder Agreement relating to AboveNet UK Limited, by and between Registrant, Mr. W. Dobbie and Mr. A. MacSween
               and AboveNet UK Limited, dated March, 1999.
  16.1(1)      Letter Regarding Change in Certifying Accountants.
  23.1(5)      Consent of Gunderson Dettmer (included in Exhibit 5.1).
  23.2(5)      Consent of Deloitte & Touche LLP, Independent Accountants.
  23.3(5)      Independent Auditors' Report on Schedule.
  27.1(5)      Financial Data Schedule.
  99.1(1)      Consent of Forrester Research, Inc.
  99.2(1)      Consent of International Data Corporation.


-------------------------
(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 333-63141) originally filed with the Securities and Exchange Commission on September 10, 1998.

(2) Incorporated by reference to the Company's filing on Form 10-Q filed with the Securities and Exchange Commission on February 11, 1999

(3) Confidential treatment granted as to certain portions of exhibit.

(4) Confidential treatment requested as to certain portions of exhibit.

(5) Previously filed.

(b) Financial Statement Schedule

  (i) Schedule II. Valuation and Qualifying Accounts.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws, and Registrant's indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 29th day of April 1999.


                                          ABOVENET COMMUNICATIONS INC.

                                          By:      /s/ DAVID F. LARSON
                                            ------------------------------------
                                                      David F. Larson
                                                 Senior Vice President and
                                                  Chief Financial Officer


Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



               NAME AND SIGNATURE                                 TITLE                       DATE
               ------------------                                 -----                       ----

               /s/ SHERMAN TUAN*                     Chairman of the Board and Chief     April 29, 1999
------------------------------------------------      Executive Officer (Principal
                  Sherman Tuan                       Executive Officer) and Director

              /s/ DAVID F. LARSON                    Senior Vice President and Chief     April 29, 1999
------------------------------------------------      Financial Officer (Principal
                David F. Larson                            Financial Officer)

              /s/ KEVIN HOURIGAN*                   Vice President Finance (Principal    April 29, 1999
------------------------------------------------           Accounting Officer)
                 Kevin Hourigan

           /s/ PETER C. CHEN, PH.D.*                   Vice Chairman of the Board        April 29, 1999
------------------------------------------------
              Peter C. Chen, Ph.D.

             /s/ WARREN J. KAPLAN*                 President, Chief Operating Officer    April 29, 1999
------------------------------------------------              and Director
                Warren J. Kaplan

            /s/ ROBERT A. BURGELMAN*                            Director                 April 29, 1999
------------------------------------------------
              Robert A. Burgelman

              /s/ FRANK R. KLINE*                               Director                 April 29, 1999
------------------------------------------------
                 Frank R. Kline

                 /s/ JAMES SHA*                                 Director                 April 29, 1999
------------------------------------------------
                   James Sha

              /s/ TOM SHAO, PH.D.*                              Director                 April 29, 1999
------------------------------------------------
                Tom Shao, Ph.D.

             /s/ KIMBALL W. SMALL*                              Director                 April 29, 1999
------------------------------------------------
                Kimball W. Small

              /s/ FRED A. VIERRA*                               Director                 April 29, 1999
------------------------------------------------
                 Fred A. Vierra

            *By: /s/ DAVID F. LARSON
   ------------------------------------------
                David F. Larson
                Attorney-In-Fact

                                                                     SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

                                                 BALANCE AT     CHARGED TO                   BALANCE AT
                                                BEGINNING OF     COST AND     DEDUCTIONS/      END OF
                                                   PERIOD        EXPENSES      WRITE-OFF       PERIOD
                                                ------------    ----------    -----------    ----------
PERIOD FROM MARCH 8, 1996 (INCEPTION)
  TO JUNE 30, 1996
  Accounts receivable allowance...............    $    --        $    --        $    --       $    --
YEAR ENDED JUNE 30, 1997
  Accounts receivable allowance...............    $    --        $15,000        $    --       $15,000
YEAR ENDED JUNE 30, 1998
  Accounts receivable allowance...............    $15,000        $58,787        $13,787       $60,000

                                 EXHIBIT INDEX


  EXHIBIT                                                                  SEQUENTIALLY
  NUMBER                       DESCRIPTION OF DOCUMENT                     NUMBERED PAGE
-----------                    -----------------------                     -------------
 1.1(5)      Form of Underwriting Agreement.
 3.1(1)      Third Amended and Restated Certificate of Incorporation.
 3.5(1)      Bylaws of Registrant.
 4.2(1)      Form of Registrant's Common Stock Certificate.
 4.3(1)      Amended and Restated Investors' Rights Agreement dated
             September 4, 1998.
 4.4(a)(1)   Stock Subscription Warrant No. 1 to purchase shares of
             Common Stock of Registrant issued to Transamerica Business
             Credit Corporation.
 4.4(b)(1)   Stock Subscription Warrant No. 2 to purchase shares of
             Common Stock of Registrant issued to Transamerica Business
             Credit Corporation.
 4.4(c)(1)   Stock Subscription Warrant No. 3 to purchase shares of
             Common Stock of Registrant issued to Transamerica Business
             Credit Corporation (see Exhibit No. 10.28).
 4.4(d)(1)   Stock Subscription Warrant No. 4 to purchase shares of
             Common Stock of Registrant issued to Transamerica Business
             Credit Corporation (see Exhibit No. 10.28).
 4.5(1)      Warrants to purchase shares of Series D Preferred Stock of the Registrant issued to Silicon Valley Bank.
 4.6(1)      Form of Warrant to purchase shares of Common Stock of the
             Registrant.
 5.1(5)      Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
             Hachigian, LLP ("Gunderson Dettmer").
10.1(1)      Form of Indemnification Agreement entered into by Registrant with each of our directors and executive officers.
10.2(1)      1996 Stock Option Plan.
10.3(1)      1997 Stock Option Plan.
10.4(1)      1998 Stock Incentive Plan.
10.5(1)      1998 Employee Stock Purchase Plan.
10.6(1)      Employment Agreement between the Registrant and Warren J.
             Kaplan.
10.7(1)      Employment Agreement between the Registrant and Sherman
             Tuan.
10.8(1)      Employment Agreement between the Registrant and David Rand.
10.9(1)      Stock Option Agreement between the Registrant and Warren J.
             Kaplan.
10.10(1)     Technology Agreement between the Registrant and David Rand.
10.11(1)     Lease Equipment Agreement between Registrant and Cisco
             Systems Capital Corporation.
10.12(1)     Loan and Security Agreement between the Registrant and
             Silicon Valley Bank.
10.13(1)     Loan and Security Agreements between the Registrant and
             Transamerica Business Credit Corporation.
10.14(1)     Promissory Note by Registrant to Transamerica Business
             Credit Corporation.
10.15(1)     Office Lease between 50 West San Fernando Associates and
             Registrant dated May 15, 1996 (San Jose Office, 10th Floor).
10.16(1)     First Amendment to Lease Agreement between 50 West San
             Fernando Associates and Registrant, dated December 12, 1996
             (San Jose Office, 10th Floor).
10.17(1)     Second Amendment to Lease between 50 West San Fernando
             Associates and Registrant, dated February 23, 1998 (San Jose
             Office, 10th Floor).
10.18(1)     Office Lease between 50 West San Fernando Associates and
             Registrant, dated May 15, 1996 (San Jose Office, 18th
             Floor).

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
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  EXHIBIT                                                                  SEQUENTIALLY
  NUMBER                       DESCRIPTION OF DOCUMENT                     NUMBERED PAGE
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
10.19(1)     First Amendment to Lease Agreement between 50 West San
             Fernando Associates and Registrant, dated December 12, 1996
             (San Jose Office, 18th Floor).
10.20(1)     Second Amendment to Lease between 50 West San Fernando
             Associates and Registrant, dated February 24, 1998 (San Jose
             Office, 18th Floor).
10.21(1)     Consent of Landlord between Registrant and Halcyon Software
             California Inc., dated March 31, 1998 (San Jose Office,
             Suite 1012).
10.22(1)     Consent of Landlord between 50 West San Fernando Associates and KPMG Peat Marwick LLP, dated April 6, 1998 and April 12,
             1998 (Registrant sublease from KPMG Peat Marwick LLP, San
             Jose Office, 10th Floor).
10.23(1)     Sublease between KPMG Peat Marwick (USA) LLP and Registrant, dated March 13, 1998 (Registrant sublease from KPMG Peat
             Marwick LLP (USA), San Jose Office, 10th Floor).
10.24(1)     Deed of Lease between Gosnell Properties, Inc. and
             Registrant dated September 3, 1997 (Suite B-290, Vienna,
             VA/"D.C.").
10.25(1)     Deed of Lease between Gosnell Properties, Inc. and
             Registrant dated January 30, 1998 (Suite 110, Vienna,
             VA/"D.C.").
10.26(1)     Network Access Agreement between Goodnet and Registrant
             dated June 11, 1996.
10.27(1)(3)  Fiber Optic Private Network Agreement Product Order between
             Metromedia Fiber Network Services, Inc. and Registrant,
             dated September 1, 1998.
10.28(1)     Amended and Restated Master Loan and Security Agreement
             between Registrant and Transamerica Business Credit
             Corporation.
10.29(1)     Loan Modification Agreement between Registrant and Silicon
             Valley Bank dated as of October 26, 1998.
10.30(1)     Lease by and between F.C. Pavilion, L.L.C. and Registrant
             dated December 4, 1998.
10.31(2)(3)  Atlantic Crossing/AC-1 Submarine Cable System Capacity
             Purchase Agreement, dated December 23, 1998, by and between
             Atlantic Crossing LTD, a Bermuda corporation, and AboveNet.
10.32(2)(3)  Atlantic Crossing/AC-1 Submarine Cable System Capacity
             Indefeasible Right of Use Agreement in Inland Capacity
             (United Kingdom), dated December 23, 1998, by and between GT
             U.K. LTD and AboveNet.
10.33(2)(3)  Atlantic Crossing/AC-1 Submarine Cable System Indefeasible
             Right of Use 1.1 Agreement in Inland Capacity (United
             States), dated December 23, 1998, by and between GT U.K. LTD and AboveNet.
10.34(4)     Letter Agreement by and between Global Crossing Ltd. and
             Registrant, dated March 23, 1999.
10.35(5)     Agreement of Lease between 111 Eighth Avenue LLC and
             Registrant, dated January, 1999 (Registrant lease from 111
             Eighth Avenue LLC portion of 2nd Floor, 111 Eighth Ave., New
             York, NY).
10.36(4)(5)  Shareholders Agreement by and between Raiffeisen
             Rechenzentrum Ges. m.b.H and Registrant, dated March 8,
             1999.
10.37(4)(5)  Cooperation Agreement, by and between Registrant and
             AboveNet Deutschland GmbH, dated March 25, 1999.
10.38(4)(5)  Shareholder Agreement relating to AboveNet UK Limited, by and between Registrant, Mr. W. Dobbie and Mr. A. MacSween
             and AboveNet UK Limited, dated March, 1999.
16.1(1)      Letter Regarding Change in Certifying Accountants.
23.1(5)      Consent of Gunderson Dettmer (included in Exhibit 5.1).
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  EXHIBIT                                                                  SEQUENTIALLY
  NUMBER                       DESCRIPTION OF DOCUMENT                     NUMBERED PAGE
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
23.2(5)      Consent of Deloitte & Touche LLP, Independent Accountants.
23.3(5)      Independent Auditors' Report on Schedule.
27.1(5)      Financial Data Schedule.
99.1(1)      Consent of Forrester Research, Inc.
99.2(1)      Consent of International Data Corporation.


---------------
(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 333-63141) originally filed with the Securities and Exchange Commission on September 10, 1998.

(2) Incorporated by reference to the Company's filing on Form 10-Q filed with the Securities and Exchange Commission on February 11, 1999.

(3) Confidential treatment granted as to certain portions of exhibit.

(4) Confidential treatment requested as to certain portions of exhibit.

(5) Previously filed.